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                                                                    EXHIBIT 4.19

                          FAR EAST ENERGY CORPORATION
                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this 17th day of September, 2004, by and between Far East Energy Corporation, a Nevada corporation (the "Company"), and Nancy I. Williams ("Optionee").

                                   BACKGROUND

      The Company desires to grant Optionee an option to purchase shares of common stock of the Company in exchange for Optionee serving as the Company's Controller.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, it is agreed as follows:

1.    Non-Qualified Stock Option to Purchase Shares.

      (a) Number of Option Shares and Option Price. The Company hereby grants to the Optionee a non-qualified stock option (the "Option"), to purchase the following number of shares of the Company's common stock, par value $0.001 per share (the "Option Shares"):

            (i) 75,000 shares of common stock, with an exercise price of $2.00 per share ("Option Price").

      (b) Exercise Period. The Option shall be exercisable, in whole or in part, subject to the vesting schedule and other terms set forth in this Agreement, until September 17, 2009 (the "Exercise Period").

      (c) Vesting Schedule. The Option to purchase shares granted hereby shall vest in five (5) equal allotments as follows:

            (i) Twenty percent (20%) of the Option Shares shall be exercisable on September 17,2004;

            (ii) Twenty percent (20%) of the Option Shares shall be exercisable on September 17, 2005;

            (iii) Twenty percent (20%) of the Option Shares shall be exercisable on September 17, 2006;

            (iv) Twenty percent (20%) of the Option Shares shall be exercisable on September 17, 2007; and

            (v) Twenty percent (20%) of the Option Shares shall be exercisable on September 17, 2008.

2. Manner of Exercise and Terms of Payment. The Option may be exercised in whole or in part, subject to the limitations set forth in this Agreement, upon delivery to the Company of timely written notice of exercise, accompanied by full payment of the Option Price for the Option Shares with respect to which the Option is exercised. The Option Price may be paid by delivery of a certified check or wire transfer of immediately available funds to the order of the Company. The person entitled to the shares so purchased shall be treated for all purposes as the holder of such shares as of the close of business on the date of exercise and certificates for the shares of stock so purchased shall be delivered to the person so entitled within a reasonable time, not exceeding thirty (30) days, after such exercise. Unless this Option has expired, a new Option of like tenor and for such number of shares as the holder of this Option shall direct, representing in the aggregate the right to purchase a number of shares with respect to which this Option shall not have been exercised, shall also be issued to the holder of this Option within such time.

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3. Rights as Stockholder. Optionee or a permitted transferee of the Option shall have no rights as a stockholder of the Company with respect to any shares of common stock subject to such Option prior to the exercise of the Option.

4. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Option and the Option Price shall be subject to adjustment from time to time, as provided in Schedule A attached hereto.

5.    Investment Representation.

      (a) Optionee represents and warrants to the Company that Optionee is acquiring this Option and the Option Shares for Optionee's own account for the purpose of investment and not with a view toward resale or other distribution thereof in violation of the Securities Act of 1933, as amended ("1933 Act"). Optionee acknowledges that the effect of the representations and warranties is that the economic risk of any investment in the Option and Option Shares must be borne by the Optionee for an indefinite period of time. This representation and warranty shall be deemed to be a continuing representation and warranty and shall be in full force and effect upon such exercise of the Option granted hereby.

      (b) Optionee understands that, as this Option has not been registered under the 1933 Act, the Company has affixed a restrictive legend stating that the Option is not registered under the 1933 Act and state securities laws and setting forth or referring to the restriction on transferability and sale thereof imposed by the 1933 Act or any applicable state securities law, and that the holder thereof agrees to be bound by such restrictive legend.

      (c) Optionee understands that, prior to such time as the Option Shares have been registered under the 1933 Act, the Company shall place a legend on each certificate for the Option Shares issued pursuant hereto, or any certificate issued in exchange therefore, stating that such securities are not registered under the 1933 Act and state securities laws and setting forth or referring to the restriction on transferability and sale thereof imposed by the 1933 Act or any applicable state securities law, and that the holder thereof agrees to be bound by such restrictive legend.

6.    Exercisability.

      The Option shall be exercisable only by Optionee, subject to the terms herein, during his lifetime or by his assigns, heirs, executors or administrators, as the case may be. The Option granted hereunder and the Option Shares underlying the Option may only be assigned in compliance with Section 7 herein and applicable securities laws. In the event Optionee leaves the employment of the Company, all unvested Options shall expire within thirty (30) days following such termination of employment.

7.    Non-Transferability.

      (a) Optionee shall not sell, transfer, assign, pledge for a loan, margin, hypothecate or exchange the Option or the Option Shares, except pursuant to the laws of descent, for a period of two (2) years from the date of grant.

      (b) Optionee recognizes that the Option Shares received pursuant to this Agreement will be subject to various restrictions on sale and/or transfer, including but not limited to, the restrictions imposed by Rule 144 under the 1933 Act. Notwithstanding any rights that Optionee may possess under the 1933 Act and any applicable state securities laws, Optionee hereby agrees that he or she shall not be entitled, and the Company shall be under no obligation, to remove the resale restriction from this Option. Optionee additionally agrees that the Company is under no obligation to remove the resale restriction from any number of Option Shares exceeding ten percent (10%) of the average weekly trading volume in the Company's securities during the ninety (90) days preceding the intended sale.

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8.    Miscellaneous.

      (a) Termination of Other Agreements. This Agreement sets forth the entire understanding of the parties hereto with respect to the Option and Option Shares, and supersedes all prior arrangements or understandings among the parties regarding such matters.

      (b) Notices. Any notices required hereunder shall be deemed to be given upon the earlier of the date when received at, or (i) the third business day after the date when sent by certified or registered mail, (ii) the next business day after the date sent by guaranteed overnight courier, or
      (iii) the date sent by telecopier or delivered by hand, in each case, to the addresses set forth below:

                  If to the Company:     Far East Energy Corporation
                                         400 N. Sam Houston Parkway East
                                         Suite 205
                                         Houston, TX 77060
                                         Attention: Michael R. McElwrath

                  With copies to:        Woltjen Law Firm
                                         4144 N. Central Expwy., Suite 410
                                         Dallas, Texas 75204
                                         Attn: Kevin S. Woltjen

                  If to the Optionee:    Nancy I. Williams
                                         8319 Thora Lane E-2A
                                         Spring, Texas 77379

or to such other addresses as the parties may specify in writing.

      (c) Amendments and Waivers. The provisions of this Agreement may be amended or terminated unless in a writing signed by the Optionee and the Company.

      (d) Binding Effect. This Agreement will bind and inure to the benefit of the respective successors (including any successor resulting from a merger or similar reorganization), assigns, heirs, and personal representatives of the parties hereto.

      (e) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. Venue shall lie only in the State and Federal Courts in and for the County of Harris, Texas as to all disputes arising under this Agreement, and such venue is hereby consented to by the parties hereto.

      (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      (g) Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to one gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of the Agreement or the interpretation thereof in any respect.

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      IN WITNESS WHEREOF, the undersigned have executed, or have caused this
Agreement to be executed, as of the day and year first above written.

FAR EAST ENERGY CORPORATION                       OPTIONEE

/s/ Michael R. McElwrath                          /s/ Nancy I. Williams
--------------------------------                  ----------------------------
Michael R. McElwrath                              Nancy I. Williams
Chief Executive Officer

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                                   SCHEDULE A

ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES

      1. Adjustment. The number and kind of securities purchasable upon the exercise of this Option and the Option Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

      (a) Reclassification, Consolidation or Merger. At any time while this Option remains outstanding and unexpired, in case of (i) any reclassification or change of outstanding securities issuable upon exercise of this Option (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Option), (ii) any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Option), or (iii) any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall without payment of any additional consideration therefor, execute a new Option providing that the holder of this Option shall have the right to exercise such new Option (upon terms not less favorable to the holder than those then applicable to this Option) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Option, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer. Such new Option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 1 of Schedule A. The provisions of this subsection 1(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

      (b) Subdivision or Combination of Shares. If the Company at any time while this Option remains outstanding and unexpired, shall subdivide or combine its Capital Stock, the Option Price shall be proportionately reduced, in case of subdivision of such shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of such shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so combining, as of such record date, whichever is earlier.

      (c) Stock Dividends. If the Company at any time while this Option is outstanding and unexpired shall pay a dividend in shares of, or make other distribution of shares of, its Capital Stock, then the Option Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Option Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Capital Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Capital Stock outstanding immediately after such dividend or distribution. The provisions of this subsection 1(c) shall not apply under any of the circumstances for which an adjustment is provided in subsection 1(a) or 1(b).

      (d) Liquidating Dividends, Etc. If the Company at any time while this Option is outstanding and unexpired makes a distribution of its assets to the holders of its Capital Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (c)), the holder of this Option shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Option Price, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Option (with no further adjustment being made

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      following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made a part of any such distribution. The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors.

      2. Notice of Adjustments. Whenever any of the Option Price or the number of shares of Common Stock purchasable under the terms of this Option at that Option Price shall be adjusted pursuant to Section 1 hereof, the Company shall promptly make a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Option Price and number of shares of Common Stock purchasable at that Option Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid) to the registered holder of this Option.

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                               NOTICE OF EXERCISE

                  (To be signed only upon exercise of Option)

TO: Far East Energy Corporation

The undersigned, the owner of Option to purchase__________________________shares of Common Stock of Far East Energy Corporation, a Nevada corporation ("Far East"), hereby irrevocably elects to exercise such Option and herewith pays for the shares by giving Far East a personal check or wire transfer in the amount of the Option Price as specified in the Option. The undersigned requests that the certificates for such shares be delivered to them according to instructions indicated below.

DATED this ________________ day of___________________200 _______

                                       By: ___________________________
                                           ___________________________

INSTRUCTIONS FOR DELIVERY:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

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